Exhibit 10.19

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa FL 33606, and Francis E. O’Donnell Jr., M.D., Hopkins Capital Group II, LLC and The O’Donnell Irrevocable Trust with an address of 709 The Hamptons Lane, Town and Country, MO 63017, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $1,150,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912